UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2007

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14222 (Commission File Number)	22-3410353 (IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey (Address of Principal Executive Offices)	07981 (Zip Code)

(973) 887-5300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Registrant hereby amends and supplements its Current Report on Form 8-K dated April 26, 2007, relating to the retirement of Robert M. Plante as Vice President and Chief Financial Officer effective September 29, 2007, and the simultaneous promotion of Michael A. Stivala to the position of Chief Financial Officer, to report that, at its regular meeting held on October 31, 2007, the Compensation Committee of the Registrant’s Board of Supervisors awarded an additional bonus to Mr. Plante and determined Mr. Stivala’s compensation in his new role.

In addition to the post-retirement compensation reported in the April 26 Current Report, at its October 31 meeting, the Compensation Committee awarded Mr. Plante an additional bonus of $300,000 in recognition of his 30-plus years of exemplary service to the Registrant (this bonus was in addition to the $280,500 bonus earned by Mr. Plante under the terms of the Registrant’s Incentive Compensation Plan for the 2007 fiscal year).

Also on October 31, the Compensation Committee set Mr. Stivala’s initial base salary in his new role at $250,000 per year. He will continue to participate in the Registrant’s Incentive Compensation Plan, with a bonus target of 65% of his base salary for the 2008 fiscal year. Mr. Stivala remains eligible to participate in the Partnership’s long term incentive plan adopted as of October 1, 2002 (“LTIP-2”) and Severance Protection Plan. The Registrant will provide Mr. Stivala with a company car. The Committee also granted to Mr. Stivala, effective on December 3, 2007, an award of restricted units under the Registrant’s 2000 Restricted Unit Plan (the “Plan”) having a market value of $100,000 (the number of restricted units will be calculated by dividing said market value by the average of the closing prices, on the New York Stock Exchange, of one Common Unit of the Partnership for the 20 trading days prior to the effective date of grant). Under the terms of the Plan, such restricted units will vest over time, with 25% of the restricted units vesting at the end of each of the third and fourth anniversaries of the grant date and the remaining 50% of the restricted units vesting at the end of the fifth anniversary of the grant date. Upon vesting, restricted units are automatically converted into Common Units of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.
By:	/s/ PAUL ABEL
Name:	Paul Abel
Title:	Vice President, General Counsel & Secretary

Date: November 1, 2007